UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On August 27, 2021, the Board of Directors (the “Board”) of Harbor Custom Development, Inc. (the “Company”) elected Chris Corr as a new director to fill the vacancy in the Board created by the resignation of Robb Kenyon. The Board has determined that Mr. Corr is an “independent director” under the Nasdaq listing rules.

Mr. Corr will receive the same compensation as was approved for the other members of the Board on August 12, 2021, as follows: (i) beginning on September 1, 2021, Mr. Corr shall receive base compensation of $2,500 per month; and (ii) 10,000 shares of common stock pursuant to the Company’s 2020 Restricted Stock Plan which shall vest in equal quarterly installments of 2,500 shares at the end of every quarter, beginning on September 30, 2021.

Mr. Corr was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Appointment of Committee Members

Effective as of August 27, 2021, Richard Schmidtke, a non-independent director, resigned from the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmidtke’s resignation from the respective committees was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Mr. Schmidtke remains a director on the Company’s Board.

Concurrently, Mr. Corr, an independent director, was elected to the Compensation Committee. The Compensation Committee is now comprised of the following members: Larry Swets (Chair), Wally Walker, and Chris Corr, all of whom are independent directors.

In addition, Dennis Wong, an independent director, was elected to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is now comprised of the following members: Wally Walker (chair), Karen Bryant, and Dennis Wong, all of whom are independent directors.

Item 8.01 Other Events.

Fully Independent Committees

As previously disclosed on a current report on Form 8-K on September 8, 2020, on September 1, 2021, the Company ceased to be a “controlled company” within the meaning of the Nasdaq rules. The Nasdaq rules require that the Company establish fully independent committees within one year of the loss of “controlled company” status. Following the appointments of the independent directors to the committees as described above in Item 5.01, all of the members of the Company’s committees are now comprised of independent directors, in compliance with the Nasdaq rules.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: August 30, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer Chief Operating Officer, Secretary, and General Counsel